Exhibit 99.1

InfoSpace Announces Resignation of Board Member Naveen Jain

BELLEVUE, Wash.—(BUSINESS WIRE)—April 26, 2003—InfoSpace, Inc. (Nasdaq:INSP) today announced that Company director Naveen Jain has resigned from its Board of Directors.

About InfoSpace, Inc.

InfoSpace, Inc. (Nasdaq:INSP) provides wireless and Internet software and application services. The Company develops software technologies that enable customers to efficiently offer a broad array of network-based services under their own brand to any device. InfoSpace corporate information can be found at http://www.infospaceinc.com/.

Contact:

InfoSpace, Inc.

Adam Whinston

(425) 201-8946

adam.whinston@infospace.com